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                                                                    EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LOGO]

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                                                   PricewaterhouseCoopers LLP
                                                   Chartered Accountants
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
                                                   Toronto, Ontario
                                                   Canada M5K 1G8
                                                   Telephone +1 416 863 1133
                                                   Facsimile +1 416 365 8215





The Board of Directors
Hub International Limited
55 East Jackson Blvd.
Chicago, IL 60604
U.S.A.


August 27, 2002


Dear Sirs:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2002, except for note 19 which is dated as of May 30, 2002, relating to the financial statements and financial statement schedules of Hub International Limited, which appears in the Registration Statement on Form S-1 (No. 333-84734). We also consent to the references to us under the headings "Selected historical consolidated financial data" and "Experts" in such Registration Statement on Form S-1 (No. 333-84734).


Yours truly,



/s/ PricewaterhouseCoopers LLP

Chartered Accountants














PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.